Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, Allan D. Engel, Principal Executive Officer and Principal Financial Officer of the Activa Mutual Fund Trust (the "Fund"), certifies that:

     1. The Form N-CSR of the Fund for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Activa Mutual Fund Trust and will be retained by Activa Mutual Fund Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 5, 2009
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                               /s/ Allan D. Engel
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                                   President, Principal Executive Officer and
                                   Principal Financial Officer